Consent
       of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, Class C, Class R, Class Y, and Class Z Shares' Prospectuses of Pioneer High Yield Fund; and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class B, Class C, Class R, Class Y and Class Z Shares' Statement of Additional Information of Pioneer High Yield Fund; and to the incorporation by reference of our report, dated December 21, 2009, on the financial statements and financial highlights of Pioneer High Yield Fund in the Annual Report to the Shareowners for the year ended October 31, 2009 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A, No. 333-90789).

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
February 22, 2010